Exhibit 21.1

SUBSIDIARIES OF AT HOME GROUP INC.

Legal Name	State or Other Jurisdiction of Incorporation or Organization
At Home Holding II Inc.	Delaware
At Home Holding III Inc.	Delaware
At Home Companies LLC	Delaware
At Home Stores LLC	Delaware
At Home Finance Corporation	Delaware
At Home Properties LLC	Delaware
334 Chicago Drive, LLC	Delaware
1605 Buford Hwy, LLC	Delaware
2251 Southwyck Blvd, LLC	Delaware
1600 W. Kelly Avenue, LLC	Delaware
1267 Central Park, LLC	Delaware
5501 Grove Blvd, LLC	Delaware
1919 Wells Rd, LLC	Delaware
7697 Winchester Rd, LLC	Delaware
1000 Turtle Creek Drive LLC	Delaware
2201 Porter Creek Dr LLC	Delaware
301 S Town East Mall Dr LLC	Delaware
8651 Airport Freeway LLC	Delaware
2650 West Interstate 20, LLC	Delaware
2827 Dunvale, LLC	Delaware
642 South Walnut Ave LLC	Delaware
4949 Greenwood Drive, LLC	Delaware
11501 Bluegrass Parkway LLC	Delaware
1944 South Greenfield Road LLC	Delaware
4700 Green Road LLC	Delaware
4304 West Loop 289 LLC	Delaware
12990 West Center Road LLC	Delaware
Transverse II Development LLC	Delaware
Rhombus Dev LLC	Delaware
7613 North East Loop 1604, LLC	Delaware
19000 Limestone Commercial Dr, LLC	Delaware
4801 183A Toll Road, LLC	Delaware
1600 East Plano Parkway, LLC	Delaware
15065 Creosote Road LLC	Delaware
1660 W. Midway Boulevard (1031), LLC	Delaware
335 N. Academy Boulevard (1031), LLC	Delaware
3003 West Vine, LLC	Delaware
2000 E. Santa Fe LLC	Delaware
621 SW 19th Street LLC	Delaware